Exhibit 23.3

Consent of Independent Petroleum Engineers and Geologists

Ryder Scott Company, L.P. hereby consents to the incorporation by reference in this Registration Statement on Form S-8 of Pioneer Natural Resources Company (the “Company”) of reference of Ryder Scott Company, L.P. in the Annual Report on Form 10-K for the year ended December 31, 2012, of the Company and its subsidiaries, filed with the Securities and Exchange Commission.

/s/ RYDER SCOTT COMPANY, L.P.

Ryder Scott Company, L.P.
TBPE Firm Registration No. F-1580

Denver, Colorado
February 7, 2014